October 31, 2018

Re: Waiver and Consent re: Amended and Restated Note Purchase Agreement ("Waiver")

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of June 21, 2018 (as amended, modified or revised from time to time, the "Credit Agreement"), between Conifer Holdings, Inc., a Michigan corporation (the "Borrower"), and The Huntington National Bank ("Bank"). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

The Borrower has informed Bank that on September 24, 2018, it made a prepayment (the "Prepayment") of its existing 8% Subordinated Notes (the "Existing Subordinated Notes") issued under that certain Note Purchase Agreement dated September 29, 2017, between the Borrower and Elanus Capital Investments Master SP Series 3 ("Elanus"), which Prepayment reduced the outstanding balance of the Existing Subordinated Notes from $30,000,000 to $10,000,000. The Borrower intends to refinance the remaining balance of the Existing Subordinated Notes and issue $10,000,000 of 7.5%/12.5% Perpetual Subordinated Notes (the "Perpetual Notes") to Elanus pursuant to the terms of an Amended and Restated Note Purchase Agreement to be effective as of September 25, 2018 (the "Refinancing"). In connection with the Refinancing, the Borrower will issue an additional $500,000 of Perpetual Notes in favor of Elanus for an aggregate amount of $10,500,000 of Perpetual Notes. The Borrower has requested that Bank waive, in connection with the Refinancing, the restriction on the incurrence of additional Subordinated Debt under Section 9.1(d) of the Credit Agreement (the "Subordinated Debt Covenant").

In consideration of the covenants contained in the Credit Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank hereby (i) consents to the Refinancing and (ii) waives the Subordinated Debt Covenant with respect to the Perpetual Notes. This Waiver is limited and shall not constitute a waiver or consent with respect to any other current or future departure from the requirements of violation of or noncompliance with any provision of the Credit Agreement or any other Loan Document or a waiver of Bank's right to insist upon strict compliance with each term, covenant, condition and provision of the Loan Documents.

The Credit Agreement is confirmed as being in full force and effect. This Waiver shall be governed by and construed in accordance with the laws of the State of Michigan. Sections 11.5 and 11.10 of the Credit Agreement are incorporated herein *anamis mutandis.*

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Very truly yours,

THE HUNTINGTON NATIONAL BANK

By: ______________________

Name: Andrew R. Craig

Title: Senior Vice President